UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2014

BROADCAST LIVE DIGITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-169970	32-0309203
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5045 Orbitor Drive

Building 10, Suite 200

Mississauga, Ontario, Canada L4W-4Y4

(Address of principal executive office)

(877) 216-9568

(Registrant's telephone number, including area code)

Brookfield Resources Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 - Termination of a Material Definitive Agreement

On December 19, 2013, Broadcast Live Digital Corp. (the “Company”) executed a share exchange agreement (the “SEA”) for acquisition of 100% of the outstanding common shares of Tech9, Inc., an Ontario, Canada corporation (“TECH”). In connection with the acquisition, the Company issued 1,000,000 Series A Preferred shares to the shareholders of TECH. The foregoing description of the SEA was subject to more detailed provisions set forth in the SEA which was previously attached as an exhibit to an 8-K filed on December 19, 2013 and which is incorporated herein by reference. Additionally, the principal shareholders were to transfer 298,752,720 common shares to the TECH shareholders that exchanged their shares for Series A Preferred shares.

On March 28, 2014, TECH sent a notice of recession to the Company’s principal shareholders that TECH had rescinded the SEA based upon on the Company and the Company’s principal shareholders not completing and fulfilling the undertakings of the SEA and the transfer of the 298,752,720 common shares to the TECH shareholders.

Item 5.02 - Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Arrangement of Certain Officers

On March 28, 2014, Robert J. Oswald and Matthew J. O’Brien resigned as officers and directors of the Company.

SECTION 9 - FINANICAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits

Exhibit 10.1-Share Exchange Agreement December 19, 2013*

*(filed as Exhibit 10.1 to a Current Report on Form 8-K filed December 23, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCAST LIVE DIGITAL CORP.

By: /s/ Robert J. Oswald

Robert J. Oswald

Previously a Director and Officer

Dated: June 16, 2014

By: /s/ Matthew J. O’Brien

Matthew J. O’Brien

Previously a Director and Officer

Dated: June 16, 2014

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